Exhibit 99.1

PROG Holdings, Inc. Declares Dividend

August 5, 2026

SALT LAKE CITY--(BUSINESS WIRE)—August 5, 2026-- PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Four Technologies, MoneyApp and Purchasing Power, announced today that its Board of Directors declared a quarterly cash dividend of $0.14 per share of common stock, payable on September 3, 2026, to shareholders of record as of the close of business on August 18, 2026.

About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides inclusive, transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions; Four Technologies, a provider of Buy Now, Pay Later payment options through its platform Four; MoneyApp, a mobile application that offers customers short-term liquidity solutions through cash advances; and Purchasing Power, a voluntary employee benefit provider, allowing employees to purchase brand-name products through either automatic payroll deductions or allotments. More information on PROG Holdings' companies can be found at https://www.progholdings.com.

Investor Contact
John A. Baugh, CFA
VP, Investor Relations
john.baugh@progleasing.com
Source: PROG Holdings, Inc.